EXHIBIT 10.51




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                                FOURTH AMENDMENT

         This Fourth Amendment (the "4th Amendment") is made and entered into as of this 27th day of December 1999 by and between NATIONAL DIAGNOSTICS, INC., an Florida corporation ("NDI") and American Enterprise.com, Corp., formerly known as American Enterprise Solutions, Inc., a Florida corporation ("AESI").


                                    RECITALS

         WHEREAS, NDI and AESI have entered into that certain Merger Agreement dated February 23, 1998 as amended by that certain First Amendment dated March 17, 1998 and that certain Second Amendment dated April 29, 1998 and that Third Amendment dated July 24, 1998 (the "Agreement") pursuant to which it is contemplated with AESI will be merged (the "Merger") with and into NDI under the terms and conditions specified in the Agreement; and

         WHEREAS, Section 4.1 of the Agreement currently provides, among other things, that the Closing of the Merger shall occur on July 31, 1998, or as soon as practicable after all conditions to Closing shall have been satisfied or waived, or at such other time and date as NDI and AESI may mutually agree; and

         WHEREAS, AESI and NDI have mutually agreed that the date of Closing the Merger shall be on or before December 31, 2000, or as soon as practicable after all conditions to Closing shall have been satisfied or waived, or at such other time and date as NDI and AESI may mutually agree; and

         WHEREAS, Section 13.1(ii) of the Agreement currently provides, among other things, that AESI (acting through its board of directors) shall have the right to terminate the Agreement if the Closing shall not have occurred by December 31, 1998; and


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         WHEREAS, AESI and NDI have mutually agreed that Section 13.1(ii) of the
Agreement should be amended to reflect the fact that AESI (acting through its board of directors) shall have the right to terminate the Agreement if the Closing has not occurred by December 31, 2000.

         NOW, THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree that the Agreement is hereby amended to incorporate and reflect the following facts, terms and conditions:

         Section 4.1 of the Agreement is hereby amended to read as follows:

                 4.1 PLACE AND DATE OF CLOSING. Delivery of the stock certificates referred to in Section 3 above, and consummation of the other transactions contemplated by this Agreement (hereinafter referred to as the "Closing") shall take place at the offices of AESI, 6800
                        N. Dale Mabry, Suite 100, Tampa, Florida 33614 (or at such other location as may be agreed upon by AESI and
                        NDI) on or before December 31, 2000, or as soon as practicable after all conditions to Closing shall have been satisfied or waived, or at such other time and date as NDI and AESI may mutually agree, which date shall be referred to as the "Closing Date."

         Section 13.1(ii) of the Agreement is hereby amended to read as follows:

                 (ii) by AESI (acting through its board of directors) if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by December 31, 2000, unless the failure of such transaction s to be consummated is due to the willful failure of such transactions to be consummated is due to the willful failure of AESI to perform any of its or his obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date: or

         This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

                                          NATIONAL DIAGNOSTICS, INC.

                                          BY: /s/ CURTIS L. ALLISTON
                                              --------------------------------
                                          Name:  Curtis L. Alliston
                                          Title: President & Director



                                          AMERICAN ENTERPRISE.COM, CORP.

                                          BY:  /s/ CARDWELL C. NUCKOLS, PH.D.
                                               -------------------------------
                                          Name:  Cardwell C. Nuckols, Ph.D.
                                          Title: President & Director